UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 10, 2013

Landmark Apartment Trust of America, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-52612	20-3975609
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4901 Dickens Road, Suite 101 Richmond, Virginia	23230
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 237-1335

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth in Item 8.01 below regarding the agreements entered into in connection with the Credit Facility (as defined below) is incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 8.01 below regarding the Credit Facility and the increase in borrowings available thereunder is incorporated by reference into this Item 2.03.

Item 8.01 Other Events

Completion of Acquisition of Collin Creek Property

On October 10, 2013, Landmark Apartment Trust of America, Inc. (the “Company”), through Landmark Apartment Trust of America Holdings, LP, the Company’s operating partnership (the “Operating Partnership”), acquired a multifamily apartment property in Plano, TX known as Landmark at Collin Creek (the “Collin Creek Property”). The Collin Creek Property is comprised of 314 units with approximately 267,000 rentable square feet. As of October 10, 2013, the Collin Creek Property was 97.5% occupied.

As reported in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 13, 2013 (the “Mach 13, 2013 Form 8-K”), the Company, through the Operating Partnership, entered into a credit agreement (the “Credit Agreement”) to obtain a secured credit facility in the aggregate maximum principal amount of $130,000,000 (the “Credit Facility”). Subject to certain terms and conditions set forth in the Credit Agreement, the Operating Partnership may increase the original principal amount available under the Credit Facility by an additional of up to $50,000,000.

On October 10, 2013, the Operating Partnership exercised its option to increase the aggregate borrowings available under the Credit Facility from $130,000,000 to $145,200,000 and drew down the amount of $15,200,000 to fund the acquisition of the Collin Creek Property. In connection with the increase in the amount available under the Credit Facility, the Operating Partnership entered into two amended and restated promissory notes each in the amount of $72,600,000. Additionally, the Operating Partnership and the other loan parties entered into a Third Amendment and Waiver to the Credit Agreement (the “Third Amendment”), pursuant to which, among other things, the monthly amortization payments (which commence on April 30, 2014) increased from $200,000 to $225,000.

The terms of the Credit Facility are further described in, and except as described herein, remain substantially unchanged from, the March 13, 2013 Form 8-K. As of October 10, 2013, the amount outstanding under the Credit Facility was $145,200,000 and the amount available to be drawn on the incremental facility was $34,800,000.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Third Amendment and the amended and restated notes, which are filed as Exhibits 10.1 through 10.3 hereto, respectively, and incorporated herein by reference.

Item 9.01. Exhibits and Financial Statements.

d.	Exhibits:

Exhibit Number	Description

10.1	Third Amendment and Waiver to Credit Agreement, dated October 9, 2013

10.2	Amended and Restated Promissory Note in favor of Citibank, N.A., dated October 9, 2013

10.3	Amended and Restated Promissory Note in favor of Bank of America, N.A., dated October 9, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 16, 2013	Landmark Apartment Trust of America, Inc.

	By:	/s/ B. Mechelle Lafon
	Name:	B. Mechelle Lafon
	Title:	Assistant Chief Financial Officer, Treasurer and Secretary

Exhibit Index

Exhibit Number	Description

10.1	Third Amendment and Waiver to Credit Agreement, dated October 9, 2013

10.2	Amended and Restated Promissory Note in favor of Citibank, N.A., dated October 9, 2013

10.3	Amended and Restated Promissory Note in favor of Bank of America, N.A., dated October 9, 2013

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